Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36693) pertaining to the Capital City Bank Group, Inc. 401(k) Plan of our report dated June 27, 2019, with respect to the financial statements and schedule of the Capital City Bank Group, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Tallahassee, Florida

June 27, 2019